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                                  EXHIBIT 99.1

Monday March 30, 9:19 am Eastern Time

Company Press Release

Suiza Foods Announces Agreement to Sell Reddy Ice Subsidiary

DALLAS--(BUSINESS WIRE)--March 30, 1998--Suiza Foods Corporation (NYSE:SZA - news) announced today that it has signed a definitive agreement to sell its Reddy Ice subsidiary for $172 million in cash to privately-held Packaged Ice, Inc. of Houston, Texas.

The transaction is subject to customary conditions including review under the Hart-Scott Rodino Act and receipt of financing by the purchaser. The potential transaction has been approved by the Boards of Directors of both companies and is expected to close during the second calendar quarter.

Reddy Ice had 1997 revenues of $66.3 million, representing 4% of Suiza Foods' total sales. Packaged Ice's 1997 revenues totaled $29.0 million.

Gregg L. Engles, Suiza's Chairman and Chief Executive Officer, commented: "Reddy Ice and Packaged Ice are an ideal fit. The combined companies will be the industry leader in packaged ice with a highly respected management team solely focused on realizing the potential of that industry. At the same time, this transaction will enable Suiza to focus our management and financial resources on our dairy and plastic packaging businesses, which offer more substantial growth opportunities to Suiza today. Reddy Ice has been an important element of our growth and I am certain it will contribute greatly to creating the preeminent packaged ice company of the future."

James Stuart, Chief Executive Officer of Packaged Ice, added: "We are pleased to unite our efforts and resources with a company of the caliber of Reddy Ice. The merger of our two companies will accelerate the achievement of our growth plans and establish a formidable platform upon which to build our future."

Suiza Foods is a Dallas-based company with leading positions in the dairy, consumer goods plastic packaging and packaged ice industries. Its principal holdings are in fluid dairy processing, refrigerated, shelf-stable and frozen food products, packaged ice and consumer goods plastic packaging.

Certain statements and information in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be indicated by phrases such as "believes," anticipates," "expects," "intends," "foresees" "projects," "forecasts" or words of similar



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meaning or import. Such statements are subject to certain risks, uncertainties, or assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the applicable forward-looking statement. Among the key factors that may have a direct bearing on the Company's results and financial conditions are: (i) risks associated with the Company's acquisition strategy, (ii) risks relating to the Company's leverage position,
(iii) risks associated with intense competition in the Company's industries and
(iv) the impact of governmental regulations affecting the dairy industry. Any forward-looking statements made or incorporated by reference herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

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Contact:

     Suiza Foods Corporation, Dallas
     J. Michael Lewis
     VP; Treasurer; Director Investor Relations
     (214) 528-9922
            or
     Morgen-Walke Associates, New York
     June Filingeri, John Blackwell
     Media contact: Miriam Adler, Leslie Feldman
     (212) 850-5600
            or
     Packaged Ice, Inc., Houston
     James F. Stuart
     Chief Executive Officer
     (713) 464-9384



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